Exhibit 5.1

February 21, 2023

Canopy Growth Corporation

1 Hershy Drive

Smiths Falls, Ontario

K7A 0A8 Canada

Dear Sirs/Mesdames:

Re:	Registration Statement on Form S-3ASR

We have acted as counsel to Canopy Growth Corporation (the “Company”), a corporation incorporated under the federal laws of Canada, in connection with the offering (the “Offering”) by the Company of up to US$150,000,000 aggregate principal amount of 5% convertible debentures of the Company (the “Convertible Debentures”) and up to 98,929,320 common shares of the Company issuable upon conversion or otherwise pursuant to the Convertible Debentures (the “Debenture Shares”, together with the Convertible Debentures, the “Securities”), pursuant to the registration statement on Form S-3ASR (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and related prospectus, dated February 21, 2023 relating to the offer and sale of the Securities (the “Prospectus”). The Convertible Debentures will be issued pursuant to a debenture indenture dated as of February 21, 2023 between Computershare Trust Company of Canada, as trustee, and the Company (the “Indenture”) and the Convertible Debentures are being sold pursuant to a subscription agreement dated as of February 21, 2023 between the investor named therein (the “Investor”) and the Company (the “Subscription Agreement”, together with the Indenture, the “Transaction Documents”).

The Company retained ATB Capital Markets Inc. to act as the Company’s exclusive placement agent (the “Agent”) in connection with the Offering.

1.	EXAMINATIONS AND INVESTIGATIONS

Documents. We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the articles of the Company;

(b)	the by-laws of the Company;

(c)	certain resolutions of the Company’s board of directors relating to the Transaction Documents;

(d)	a certificate, dated the date of this opinion, of an officer of the Company (the “Officer’s Certificate”), including copies of each of the items in paragraphs (b), (c), and (d) above;

(e)	the Indenture;

(f)	the Subscription Agreement; and

(g)	the Registration Statement and Prospectus.

Minute Books. Except for the corporate records forming part of the Officer’s Certificate and such other corporate records as we deemed necessary, we have not reviewed the minute books of the Company.

2.	ASSUMPTIONS

(a)	Authenticity. We have assumed:

(i)	the legal capacity of all individuals signing documents,

(ii)	the genuineness of all signatures,

(iii)	the authenticity and completeness of all documents submitted to us as originals,

(iv)	the conformity to authentic original documents of all documents submitted to us as copies, and

(v)	the continuing accuracy of the Certificate of Compliance as of the date of this opinion as if issued on that date.

(b)	Enforceability, etc., of Transaction Documents executed by others. We have assumed that:

(i)	each party to each Transaction Document other than the Company:

(A)	is existing under the laws of its jurisdiction of formation;

(B)

has the requisite power and capacity to carry on business, own properties and assets, and execute, deliver, and perform its obligations under that Transaction Document and to carry out the transactions contemplated under that Transaction Document;

(C)	has taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, that Transaction Document; and

(D)	has duly executed and delivered that Transaction Document;

(ii)

the exercise, by each party other than the Company, of its rights and the performance of its obligations under each Transaction Document is not contrary to its constating documents or governing legislation;

(iii)	each Transaction Document constitutes a legal, valid, and binding obligation of each party to it other than the Company, enforceable against that party in accordance with its terms;

(iv)	the representations and warranties of each party to each Transaction Document other than the Company are true and correct and accurate in all respects;

(v)

to the extent that any of the Transaction Documents are to be performed in any jurisdiction other than the Province of Ontario, such performance will not be illegal under the laws of that jurisdiction; and

(vi)

no authorization, consent, license, permit, approval of, or declaration, registration or order from or filing with any administrative body or other authority having jurisdiction in the Province of Ontario is required in connection with the execution or delivery by or on behalf of each party, other than the Company, of the Transaction Documents or in connection with the performance of its obligations thereunder.

(c)	Public records. We have assumed the completeness, accuracy, and currency of:

(i)	the indices and filing systems maintained at the public offices where we searched or made inquiries,

(ii)	all documents supplied or otherwise conveyed to us by public officials,

(iii)	identity and capacity of all individuals acting or purporting to act as public officials, and

(iv)	all facts set out in those documents and in official public records.

(d)	Securities Laws. We have assumed that,

(i)

at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of any of the Convertible Debentures, the Debenture Shares, or any other securities of the Company or that affects any person who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of any of the Convertible Debentures, Debenture Shares or other securities of the Company or that affects any person who engages in such a trade:

(ii)	the Convertible Debentures and the Debenture Shares have not been offered or sold, directly or indirectly, to the Investor in any jurisdiction of Canada;

(iii)	the Investor is not in Canada;

(iv)

the representations, warranties, acknowledgements and certifications of the Investor as set out in the Subscription Agreement are true, correct and accurate in all respects (which representations, warranties, acknowledgements and certifications we have relied upon without independent investigation);

(v)

the purchase of Convertible Debentures by the Investor is not a transaction or series of transactions involving further purchases and sales in the course of or incidental to a distribution to a person in Canada;

(vi)

the Company has materially complied with the disclosure requirements applicable to the distribution of the Convertible Debentures under the securities law of the jurisdiction(s) outside Canada in which the Investor resides and is subject, or the distribution is exempt from such requirements;

(vii)	the Investor has fully performed, or will fully perform, its covenants and obligations under the Subscription Agreement;

(viii)	the Company is not required to be registered as a dealer or underwriter under the Securities Laws (as defined below),

(ix)	the Company is not engaged in, and does not hold itself out as being engaged in, the business of trading in securities; and

(x)	the Agent

(A)	in discharging its duties and carrying out activities in connection with the Offering

(I)	is, and will be at all relevant times, duly registered in the appropriate category of registration under, and

(II)	has conducted and completed, and at all relevant times will conduct and complete, the Offering in compliance with,

the Securities Laws, and

(B)	has complied with National Instrument 33-105 – Underwriting Conflicts in connection with the Offering.

3.	RELIANCE

Matters of fact in the Officer’s Certificates. We have relied solely upon the Officer’s Certificate as to the matters of fact set out in such certificate, without independently verifying those facts.

4.	LAWS ADDRESSED

The opinions we express are limited to the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. For the purposes of this opinion, the term “Securities Laws” means the Securities Act (Ontario), together with the regulations and rules made under that act.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only, and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. The opinions herein are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

5.	OPINIONS

Based upon and subject to the foregoing and subject to the qualifications and limitations expressed herein, we are of the opinion that when the Convertible Debentures have been duly executed, issued by the Company, and, when duly certified and delivered by the Trustee, in accordance with the Indenture and as contemplated by the Registration Statement and the Prospectus, (a) the Convertible Debentures will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, and (b) the Debenture Shares have been authorized and reserved for issuance and, when issued upon the due conversion, in payment of interest or otherwise pursuant to the Convertible Debentures in accordance with the provisions of the Indenture, the Debenture Shares will be validly issued, fully paid and non-assessable.

6.	USE OF OPINION

This opinion letter is rendered solely in connection with the registration of the Securities, as set forth in the Prospectus.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Yours truly,

/s/ Cassels Brock & Blackwell LLP